EXHIBIT 10.3


                             GRANT PARK FUTURES FUND
                               LIMITED PARTNERSHIP

                           FIRST AMENDED AND RESTATED
                                ADVISORY CONTRACT

         This First Amended and Restated Advisory Contract (the "Agreement") is made as of the 1st day of August, 2003, among Grant Park Futures Fund Limited Partnership, an Illinois limited partnership (the "Partnership"), Dearborn Capital Management, L.L.C., an Illinois limited liability company (the "General Partner") and Eckhardt Trading Company, an Illinois corporation ("Advisor"), on the following premises, terms and conditions:

                                    RECITALS

         WHEREAS, the Partnership has been organized to trade in commodity interests, including futures contracts, forward contracts, options on futures contracts, forward contracts and on commodities, spot contracts and swap contracts ("Commodity Interests"); and

         WHEREAS, the Partnership previously has offered its beneficial interests to qualified investors on a private placement basis, but as of the date hereof has completed, or is in the process of completing, the registration of its beneficial interests (in the form of units of limited partnership interest, or "Units") for sale to the public with the Securities and Exchange Commission and the states; and

         WHEREAS, Advisor, which is registered as a commodity trading advisor with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"), previously was appointed and has been engaged as a commodity trading advisor on behalf of the Partnership, pursuant to that Advisory Contract dated as of April 1, 1998 among Advisor, the Partnership and the General Partner (the "Prior Advisory Contract"); and

         WHEREAS, the parties wish to continue such engagement during the period in which the Units will be offered for sale to the public, and therefore wish to amend and restate the Prior Advisory Contract by entering into this Agreement, which sets forth the terms and conditions upon which Advisor will render and implement commodity trading advisory services on behalf of the Partnership on and after the date hereof until this Agreement is terminated.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   AGREEMENTS

         1. PREPARATION OF MATERIALS. Advisor will cooperate with the Partnership in the Partnership's endeavors to prepare and update, or cause to be prepared and updated, a registration statement on Form S-1 ("Registration Statement") and prospectus and disclosure document included therein ("Prospectus"), promotional brochures or other marketing materials as well as any other materials reasonably requested or required by the General Partner in connection with the organization, operation, or marketing of the Partnership or the registration of the Units for sale to the public in all applicable jurisdictions (collectively, with the Registration Statement and Prospectus, the "Materials"). In this regard, Advisor will furnish to the General


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Partner such information as may be reasonably requested for inclusion in such
Materials. Moreover, Advisor agrees to make all necessary disclosures regarding itself, its principals, its trading performance, customer accounts and otherwise as are required in the judgment of the Partnership to be made in such Materials.

         2. CERTAIN REPRESENTATIONS AND WARRANTIES OF ADVISOR. Advisor represents and warrants to the Partnership and the General Partner and agrees as follows:

            (a) The Disclosure Document of Advisor and any other information relating to Advisor, its businesses, principals, and past performance record that has been requested by the General Partner, has been delivered to the General Partner and is current, accurate and complete in all material respects and is in compliance with all applicable laws, rules and regulations, including
Part 4 of the CFTC regulations promulgated under the Commodity Exchange Act, as amended (the "CE Act"), and Advisor will provide the General Partner with updated or amended copies of any such materials.

            (b) To the extent reasonably available to it, Advisor has supplied or will supply, and has made available or will make available, for review by the General Partner or its agents substantially all documents, statements, agreements, confirmations and workpapers relating to all accounts managed by Advisor and any other persons or entities controlled by Advisor for the period covered in any Materials and the General Partner shall keep such information confidential; provided, however, that Advisor may, in its discretion, withhold from any such materials the name of the client for whom such account is maintained and any materials containing proprietary information relating to Advisor's trading methodologies.

            (c) Advisor is registered as a commodity trading advisor with the CFTC and is a member of the NFA.

            (d) Advisor is an Illinois corporation with full power and authority to enter into this Agreement.

            (e) This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, Advisor enforceable in accordance with its terms.

            (f) The representations and warranties made in this Agreement by Advisor shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this Agreement not true, Advisor will promptly notify the General Partner.

         3. CERTAIN REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND GENERAL PARTNER. The General Partner and the Partnership jointly and severally represent and warrant to Advisor that:


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            (a) This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, the General Partner and the Partnership enforceable in accordance with its terms.

            (b) The Partnership is duly formed and validly existing as an Illinois limited partnership, with full partnership power to carry out its obligations under this Agreement and its Limited Partnership Agreement, as such may be amended from time to time (the "Partnership Agreement").

            (c) The Materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or omit to state any material information required to be disclosed therein under the CE Act, the Securities Act of 1933, and the rules promulgated thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the General Partner by or on behalf of Advisor, as to it, including, without limitation, all references to Advisor and its affiliates, controlling persons, shareholders, partners, directors, officers and employees, as well as to Advisor's trading approach and past performance history, which has been provided by Advisor for inclusion in the Materials.

            (d) Units in the Partnership will be offered and sold in compliance with the requirements set forth in the Registration Statement and the Prospectus, the Partnership Agreement and the Subscription Agreement and Power of Attorney. In connection with the offer and sale of the Units, the General Partner will, and the General Partner will use its best efforts to ensure that any third party selling agents will, comply fully at all times with all federal, state and foreign securities laws, rules and regulations applicable to the offer and sale of the Units to the public.

            (e) The General Partner is duly formed and validly existing as an Illinois limited liability company with full power and authority to carry out its obligations under this Agreement and is registered with the CFTC as a commodity pool operator and is a member of NFA.

            (f) The General Partner has received, on behalf of the Partnership, the current commodity trading advisor disclosure document of Advisor and has received and is familiar with the matters set forth therein.

            (g) The representations and warranties made in this Agreement by the Partnership and the General Partner shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the foregoing not true, the General Partner will promptly notify Advisor.

         4. DUTIES OF ADVISOR. Upon the allocation of assets of the Partnership to Advisor, Advisor for that portion of the Partnership's assets allocated to Advisor, shall have sole authority and responsibility for directing the investment and reinvestment in Commodity Interests during the term of this Agreement and in accordance with the trading policies and trading strategies set forth in the Prospectus which has been furnished to Advisor. If the General Partner shall, in its


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sole discretion, determine that any trading instructions issued by Advisor violate those trading policies or strategies, then the General Partner may cause any position placed in violation to be reversed. Advisor will exercise its best efforts in determining the trades in Commodity Interests. Changes in Commodity Interests traded shall not be deemed material changes in trading policies. Advisor has advised the Partnership that its past performance and the past performance of its principals as provided to the General Partner is the result of Advisor's trading methods as modified and refined from time to time. The Partnership acknowledges that the trading strategies of Advisor are confidential and proprietary. If a change in Advisor's trading strategies is deemed material in the sole judgment of Advisor, then Advisor will not change its trading strategies without at least 10 days prior written notice to the General Partner. All commissions and expenses arising from the trading of, or other transactions in the course of the administration of, the Partnership's account shall be charged to the Partnership's account. The General Partner of the Partnership shall deliver to Advisor, and renew when necessary, a Commodity Trading Authorization appointing Advisor as the Partnership's agent and attorney-in-fact for the purpose of trading Commodity Interests. All trades for the account of the Partnership directed by Advisor shall be made through such clearing broker or brokers as the General Partner directs (each, a "clearing broker"). Currently, Refco, Inc. is the Partnership's sole clearing broker for the assets of the Partnership allocated to Advisor. Notwithstanding the foregoing, Advisor may place orders for Commodity Interest transactions for the Partnership through executing brokers or floor brokers selected by Advisor and may execute on behalf of the Partnership "give-up" agreements with such executing brokers or floor brokers where necessary; provided that Advisor will from time to time provide the General Partner with a list of the executing brokers or floor brokers Advisor is then using and the General Partner may, within 5 days of receiving such list after consultation with Advisor, object to the use of an executing broker or floor broker and Advisor shall cease using such broker on behalf of the Partnership. Any over-the-counter contracts in Commodity Interests transacted for the Partnership's trading account will be effected through the clearing broker or its affiliates, as agreed upon between Advisor and the General Partner. Advisor also from time to time may select other dealers through which any such contracts will be traded, with the prior written consent of the General Partner. In its trading for the Partnership's account, Advisor shall not engage in "pyramiding," as such term is used in the Prospectus.

         5. INDEPENDENCE OF ADVISOR. Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership. Advisor shall not offer or sell or solicit any offers to purchase the Units. However, when requested by the General Partner at such reasonable times and upon adequate notice as mutually agreed to, Advisor will assist in the general explanation and presentation of Advisor's trading strategies and methods solely to the employees of the General Partner and, in Advisor's discretion, to the Partnership's selling agents or to other agents of the General Partner; provided, however, that nothing in this section will require Advisor to disclose confidential and proprietary information concerning its trading strategies and methods. The parties acknowledge that Advisor has, neither alone nor in conjunction with the General Partner, been an organizer or promoter of the Partnership. Nothing herein contained shall be deemed to require the


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Partnership to take any action contrary to its Partnership Agreement, its
Certificate of Limited Partnership or any applicable statute, regulation or exchange rule.

         6. COMPENSATION.

            (a) In consideration of and in compensation for all of the services to be rendered by Advisor to the Partnership under this Agreement, beginning with the first calendar quarter-end following the date of this Agreement, Advisor shall receive compensation from the General Partner or the Partnership, as applicable, as follows:

                (1) The General Partner will pay to Advisor a "Consulting Fee" of 1% per year (computed and accrued monthly on the basis of month-end "Allocated Net Assets," as defined in subsection (c) below but excluding notional funds, if any, and paid quarterly) of such Advisor's Allocated Net Assets.

                (2) The Partnership will pay to Advisor a quarterly "Incentive Fee" of 24% of "New Trading Profits on the Allocated Net Assets of Advisor," as defined in subsection (d) below.

            (b) Advisor shall not receive any commissions, compensation, remunerations or payments whatsoever from any clearing broker with whom the Partnership carries an account for any transactions executed in the Partnership's account, nor shall Advisor at any time be an "affiliate" of any clearing broker with whom the Partnership carries an account, as such term is used in the Partnership Agreement.

            (c) "Allocated Net Assets" means that portion of the Partnership's Net Assets allocated to Advisor by the General Partner and subject to Advisor's trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets. "Net Assets" is defined as the total assets of the Partnership including all cash and cash equivalents plus the market value of all open Commodity Interest positions and U.S. Treasury bills, but minus all accrued liabilities of the Partnership. The market value of a Commodity Interest position shall be that price quoted on the exchange on which each such contract is traded as of the close of each trading day, or if any such contract is not so traded, the fair market value of each contract, as determined by the General Partner.

            (d) "New Trading Profits on the Allocated Net Assets of Advisor" shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period on such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for accrued brokerage commissions and all other transaction fees and costs) on such Allocated Net Assets, minus
(C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for accrued brokerage commissions and all other transaction fees and costs) on such Allocated Net Assets, and (ii) cumulative net realized or unrealized trading losses on such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses on such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or


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reallocation date), if any, carried forward from all preceding periods since the last period for which an Incentive Fee was payable to Advisor.


         7. RIGHT TO ADVISE OTHERS. Advisor's present business is advising with respect to the purchase and sale of Commodity Interests. The services provided by Advisor under this Agreement are not to be deemed exclusive. The General Partner acknowledges that, subject to the terms of this Agreement, Advisor may render advisory, consulting and management services to other clients. Advisor shall be free to advise others and manage other Commodity Interest trading accounts, including accounts owned by it or its principals, during the term of this Agreement and to use the same information, computer programs and trading strategy which it obtains, produces or utilizes in the performance of services for the Partnership. In that connection, however, Advisor represents and warrants that: (i) in rendering consulting, advisory and management services to other Commodity Interest trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts; and (ii) it will not deliberately use any trading strategies for the Partnership which it or its principals know are inferior to those currently offered by Advisor and employed by Advisor for other accounts, provided, however, that the Partnership acknowledges that Advisor utilizes its Standard and Higher Leverage Programs for other clients and may in the future re-offer such Programs for investment by current clients and a failure to so offer either or both such Programs to the Partnership shall not constitute a violation of this provision. Advisor agrees to be aware of the position limits imposed on certain Commodity Interest contracts by the CFTC or applicable contract market. Advisor will be entitled to use that portion of the applicable position limits that bears the same relationship that the Partnership's assets allocated to it bears to all of the Partnership's assets. If, at any time during the term of this Agreement, Advisor is required to aggregate the Partnership's Commodity Interest positions with the positions of any other person for purposes of applying the CFTC or exchange imposed speculative position limits, Advisor will promptly notify the General Partner if the Partnership's positions are included in an aggregate amount which exceeds the applicable speculative position limit. Advisor represents that, if speculative positions limits are reached in any Commodity Interest contract, it will modify the trading instructions to the Partnership's account and its other accounts in a reasonable and good faith effort to achieve an equitable treatment of all accounts. Advisor currently believes and represents that such speculative limits will not materially affect its trading recommendations or strategy for the Partnership given Advisor's current accounts and all proposed accounts for which each Advisor has a contract to act as a commodity trading advisor.

         8. RECORDS OF THE PARTNERSHIP. The General Partner will instruct the clearing broker to furnish copies of all trade confirmations and monthly trading reports to Advisor. Advisor will maintain a record of all trading orders for the Partnership's account that have been filled and will monitor the Partnership's open positions. Upon the request of the General Partner, Advisor shall permit the General Partner or its agent to inspect such information as the General Partner may reasonably request for the purpose of confirming that the Partnership has been treated equitably with respect to trading engaged in during the term of this Agreement by all accounts controlled by Advisor or its principals. Advisor shall permit the General Partner to


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inspect the trading records of Advisor, its principals and their other clients for the purpose of confirming that the Partnership is being treated equitably by Advisor, including with respect to any modifications of trading strategies resulting from speculative position limits and with respect to the assignment of priorities of order entry to Advisor's accounts and the General Partner shall keep such information confidential; provided, however, that Advisor may, in its discretion, withhold from any such inspection the name of the client for whom such account is maintained.

         9. TERM AND TERMINATION; AUTOMATIC RENEWAL PROVISION.

            (a) THE INITIAL TERM OF THIS AGREEMENT SHALL COMMENCE ON THE DATE HEREOF AND SHALL CONTINUE UNTIL THE ONE YEAR ANNIVERSARY OF THE DATE HEREOF. THEREAFTER, THE TERM OF THIS AGREEMENT WILL AUTOMATICALLY BE EXTENDED FOR ONE YEAR TERMS FROM YEAR TO YEAR, UNLESS TERMINATED BY EITHER PARTY PURSUANT TO THE TERMS OF SUBSECTION (b) BELOW. As used in this Agreement, the term "term" shall mean the period commencing on the date hereof through the effective date of the termination of this Agreement, unless the context requires otherwise.

            (b) The General Partner and the Partnership or Advisor may terminate this Agreement at any time upon no less than 60 days' written notice to the other. Notwithstanding the foregoing, this Agreement also may be terminated on written notice at any time upon: (i) the General Partner's withdrawal as General Partner of the Partnership, as provided in the Partnership Agreement; (ii) the death, disability or loss of services of William Eckhardt or upon Mr. Eckhardt's no longer taking an active role in the business of Advisor; (iii) the sale of or disposition of Advisor; (iv) the inability of Advisor to use its trading strategies for the Partnership's benefit; (v) the suspension, revocation or withdrawal of Advisor's registration as a commodity trading advisor or withdrawal of the General Partner's registration as a commodity pool operator or the suspension or termination of any parties' NFA membership; (vi) a material breach of this Agreement by Advisor or the General Partner; (vii) a violation by Advisor of the Partnership's trading policies; or (viii) the General Partner's objection after consultation with Advisor to any executing broker used by Advisor. In the event of the termination of this Agreement by Advisor, Advisor shall be entitled to and the Partnership or the General Partner, as the case may be as provided in Section 6 above, shall pay the quarterly Incentive Fee and quarterly Consulting Fee, computed as if the effective date of termination were the last day of the then current calendar quarter.

         10. INDEMNITY.

            (a) In any threatened, pending or completed action, suit, or proceeding to which Advisor, its shareholders, officers, directors, employees or associated persons (collectively, "its affiliates") was or is a party or is threatened to be made a party by reason of the fact that Advisor is or was a commodity trading advisor of the Partnership or otherwise, the Partnership and the General Partner jointly and severally shall indemnify and hold harmless, subject to subsection (b) below, Advisor and its affiliates against any loss, liability, damage, cost, expenses (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably


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incurred by it or its affiliates in connection with any action, suit or proceeding if Advisor acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that its conduct does not constitute negligence or a breach of its fiduciary obligations. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that Advisor did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Partnership.

            (b) Any indemnification under subsection (a) above, unless ordered by a court or administrative forum, shall be made only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because Advisor has met the applicable standard of conduct set forth in subsection (a) above.

            (c) To the extent that Advisor or its affiliates has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) above, or in defense of any claim, issue or matter therein, the provisions of subsection (b) above shall not apply and the Partnership and the General Partner jointly and severally shall indemnify it or its affiliates against the expenses, including attorneys' and accountants' fees, actually and reasonably incurred by it or its affiliates in connection therewith.

            (d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against Advisor or its affiliates may in the sole discretion of the General Partner, be paid by the Partnership and the General Partner jointly and severally in advance of the final disposition of such action, suit or proceeding, if and to the extent that the person on whose behalf such expenses are paid shall agree to reimburse the Partnership and/or the General Partner, as applicable, in the event indemnification is not permitted under this Section 10.

            (e) Advisor agrees to indemnify, defend and hold harmless the Partnership, the General Partner and the General Partner's shareholders, officers, directors, employees or associated persons (collectively, "its affiliates") against all liabilities incurred by them by reason of any act or omission of Advisor relating to the Partnership (including costs and expenses of investigating and defending any claims, demand or suit and attorneys' and accountants' fees) if there has been a final judicial or regulatory determination that such act or omission materially violated the terms of this Agreement or involved negligence, fraud, recklessness or intentional misconduct on the part of Advisor.

            (f) In the event that any claim, dispute or litigation arises between Advisor and any party other than the Partnership or the General Partner, which claim, dispute or litigation is unrelated to the Partnership's business, and if the Partnership or the General Partner are made a party to such claim, dispute or litigation by such other party, Advisor shall defend any actions brought in connection therewith on behalf of the Partnership and/or the General Partner each of whom agree to cooperate in such defense and Advisor shall indemnify and hold harmless the Partnership and the General Partner from and with respect to any amounts awarded to such other party. If any claim, dispute or litigation arises between the Partnership and/or the General Partner


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and any party other than Advisor which claim, dispute or litigation is unrelated to Advisor's business, and if Advisor is made a party to such claim, dispute or litigation by such other party, the Partnership and the General Partner jointly and severally shall defend any actions brought in connection therewith on behalf of Advisor or its principals, each of whom agree to cooperate in such defense and the Partnership and the General Partner jointly and severally shall indemnify and hold harmless Advisor and its affiliates from and with respect to any amounts awarded to such other party. Notwithstanding any other provision of this subsection (f), if, in any claim as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel in connection with such claim and shall be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim.

            (g) None of the foregoing provisions for indemnification shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification ("Indemnitee") without the prior consent of the party obligated to indemnify the other party ("Indemnitor"); provided, however, that should the Indemnitor refuse to consent to a settlement approved by the Indemnitee, the Indemnitee may effect such settlement, pay such amount in settlement as it shall deem reasonable and seek a judicial or regulatory determination with respect to reimbursement by the Indemnitor of any loss, liability, damage, cost or expenses (including reasonable attorneys' and accountants' fees) incurred by the Indemnitee in connection with such settlement to the extent such loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) was caused by or resulted from a material violation of this Agreement by the Indemnitor or violation of the standard of conduct set forth herein. Notwithstanding the foregoing, the Indemnitor shall, at all times, have the right to offer to settle any matters and if the Indemnitor successfully negotiates a settlement and tenders payment therefore to the Indemnitee, the Indemnitee must either use its best efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the Indemnitor to the Indemnitee shall be the amount of said proposed settlement.

            (h) The foregoing provisions for indemnification shall survive the termination of this Agreement.

            (i) Advisor acknowledges as to it that the indemnities provided in this Agreement by the General Partner and the Partnership to Advisor shall be inapplicable in the event of any liability accruing to the extent, if any, caused by or based upon Advisor's misrepresentations, omissions or breach of any warranty in this Agreement.

         11. REALLOCATION OF ASSETS. The General Partner in its sole and absolute discretion may allocate assets away from or, with Advisor's consent to, Advisor as of the first day of any month on 10 days' prior written notice. Any refusal by Advisor to accept an allocation of additional assets must be communicated by Advisor to the General Partner within 8 days prior to the proposed allocation date after having received the required notice of the proposed allocation


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from the General Partner, or on such shorter notice as is acceptable to the
General Partner. Notwithstanding the foregoing, the General Partner may reallocate assets away from Advisor at any time, if the purpose of the reallocation is to meet a margin call from the Partnership's clearing broker resulting from the trading activities of another commodity trading advisor engaged by the Partnership, but only to the extent that such other commodity trading advisor, whose trading has resulted in the margin call, has no Partnership assets not committed to Commodity Interest positions. The General Partner shall immediately notify Advisor and all other affected commodity trading advisors engaged by the Partnership of any reallocation.

         12. COMPLETE AGREEMENT. This Agreement among Advisor, the Partnership and the General Partner shall constitute all agreements between Advisor and the Partnership, shall supersede any prior agreements among Advisor, the Partnership and the General Partner, including, without limitation, the Prior Advisory Contract, and no other agreements, verbal or otherwise, shall be binding upon the parties to this Agreement.

         13. ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned nor the duties hereunder delegated by either party without the express written consent of the other party. This Agreement is made solely for the benefit of, and shall be binding upon, the parties and their respective successors and assigns, and no other person shall have any right or obligation under it.

         14. AMENDMENT. This Agreement may not be amended except by a written instrument signed by the parties.

         15. NOTICES. All notices required to be delivered under this Agreement shall be delivered personally or by registered or certified mail, postage prepaid, return receipt requested, to (i) Advisor at 53 West Jackson Boulevard, Suite 1240, Chicago, Illinois 60604; (ii) to the Partnership and the General Partner at Dearborn Capital Management, L.L.C., 111 West Jackson Boulevard, Suite 1700, Chicago, Illinois, 60604, Attn: David M. Kavanagh; (iii) with a copy to Wesley G. Nissen, Esq., Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661; or (iv) to any other address designated by the party to receive the same by written notice similarly given.

         16. NOTICE OF THREATENED, PENDING OR COMPLETED ACTIONS, SUITS OR PROCEEDINGS.

            (a) The General Partner will immediately give written notice to Advisor of: (i) any threatened, pending or completed action, suit or proceedings (including without limitation any reparations proceedings or administrative proceeding threatened or instituted under the CE Act) to which the Partnership was or is a party or is threatened to be a party; and (ii) any judgments or amounts paid by the Partnership in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

            (b) Advisor will immediately give written notice to the General Partner of: (i) any threatened, pending or completed action, suit or proceeding (including without limitation any reparations proceeding or administrative proceeding threatened or instituted under the CE Act) to which Advisor was or is a party or is threatened to be a party; and (ii) any judgments or amounts


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paid by Advisor in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

            (c) Written notices required to be given pursuant to this Section 16 shall contain all pertinent information concerning the threatened, pending or completed action, suit or proceeding and, in the case of any pending or completed action suit or proceeding, shall include a copy of the complaint, petition or similar documents asserting a claim.

            (d) The General Partner and Advisor agree to use their best efforts to maintain the confidentiality of notices received pursuant to this Section 16 and agree not to disclose the contents of such notices to persons other than their affiliates, or except as may be required, in their good faith judgment, by any applicable law or regulation.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made in that State without reference to its conflicts of laws provisions.

         18. NOTIONAL FUNDS DISCLOSURE. The CFTC requires Advisor to make the following disclosure to the Partnership:

            (a) You should request your commodity trading advisor to advise you of the amount of cash or other assets (Actual Funds) which should be deposited to the advisor's trading program for your account to be considered "Fully Funded." This is the amount upon which the commodity trading advisor will determine the number of contracts traded in your account and should be an amount sufficient to make it unlikely that any further cash deposits would be required from you over the course of your participation in the commodity trading advisor's program;

            (b) You are reminded that the account size you have agreed to in writing (the "nominal" or "notional" account size) is not the maximum possible loss that your account may experience; and

            (c) You should consult the account statements received from your futures commission merchant in order to determine the actual activity in your account, including profits, losses and current cash equity balance. To the extent that the equity in your account is at any time less than the nominal account size, you should be aware of the following:

                (i) Although your gains and losses, fees and commissions measured in dollars will be the same, they will be greater when expressed as a percentage of account equity.

                (ii) You may receive more frequent and larger margin calls.

                (iii) The disclosures which accompany the performance table may be used to convert the rates of return ("RORs") in the performance table to the corresponding RORs for particular partial funding levels.

         19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         This Agreement has been executed for and on behalf of the undersigned as of the date first set forth above.

         NOTICE: THIS AGREEMENT CONTAINS AN AUTOMATIC RENEWAL PROVISION IN
SECTION 9 HEREIN.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

By:      Dearborn Capital Management, L.L.C.

By:      Dearborn Capital Management, Ltd.,
         its Managing Member



By:      /s/ David M. Kavanagh
         -----------------------------------
         David M. Kavanagh,
         its President

DEARBORN CAPITAL MANAGEMENT, L.L.C.

By:      Dearborn Capital Management, Ltd.,
         its Managing Member



By:      /s/ David M. Kavanagh
         -----------------------------------
         David M. Kavanagh,
         its President

ECKHARDT TRADING COMPANY



By:      /s/ William Eckhart
         ------------------------------------
         William Eckhart,
         its Principal

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


                         COMMODITY TRADING AUTHORIZATION

                                 August 1, 2003



Eckhardt Trading Company
53 West Jackson Boulevard, Suite 1240
Chicago, Illinois  60604
Attn:  William Eckhardt

Dear Eckhardt Trading Company:

         Grant Park Futures Fund Limited Partnership (the "Partnership") does hereby make, constitute and appoint you as its attorney-in-fact to purchase and sell commodity interests, including futures contracts, forward contracts, options on futures contracts, forward contracts and on commodities, spot contracts and swap contracts, through Refco, Inc., as clearing broker in accordance with the First Amended and Restated Advisory Contract dated as of August 1, 2003 among you, the Partnership and the Partnership's general partner, Dearborn Capital Management, L.L.C.

                                        Very truly yours,

                                        GRANT PARK FUTURES FUND
                                        LIMITED PARTNERSHIP

                                        By:   DEARBORN CAPITAL MANAGEMENT,
                                              L.L.C., its General Partner

                                        By:   Dearborn Capital Management, Ltd.,
                                              its Managing Member


                                        By:   __________________________________
                                              David M. Kavanagh,
                                              its President


                                       14